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                                                             Exhibit Number 99.1


                 YARDVILLE NATIONAL BANCORP ANNOUNCES CHANGE TO
                   RECENTLY COMPLETED PRIVATE EQUITY OFFERING


   HAMILTON, N.J. - September 28, 2001 - Yardville National Bancorp (NNM:YANB) announced revised results of the private equity offering completed on August 22nd. Pursuant to negotiated revisions to the terms of the offering, to which one of the investors did not agree and therefore withdrew with the Company's consent, the Company issued and sold 596,654 shares of Common Stock for an aggregate purchase price of $7,787,464.

   Yardville National Bancorp, a financial holding company headquartered in Hamilton Township, N.J. with $1.8 billion in assets, provides retail and commercial banking services through its wholly-owned subsidiary, The Yardville National Bank.

Certain of these statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including the uncertainties inherent in the process of auditing and making end-of-year adjustments to a corporation's financial statements. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.